SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2020

Black Rock Petroleum Company

(Exact name of registrant as specified in its charter)

(Exact name of Registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54745 (Commission File Number)	TBA (I.R.S. Employer Identification No.)

108 2559 Parkview Lane Port Coquitlam, BC V3C6M1 (Address of principal executive offices)	22664 (Zip Code)

604-783-9664

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X]        Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). [ ]

[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

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Item 8.01 Other Events.

Black Rock Petroleum Company entered into a Definitive Merger Agreement on March 15, 2020 with Optimum Mining, Inc. (“Optimum Corporation”).

Under the terms of the agreement, Black Rock proposes to acquire all of the 100,000,000 Issued and Outstanding Securities of Optimum in consideration for 99,500,000 of the total 120,850,000 Black Rock Common Shares issued and outstanding. Black Rock has agreed to appoint Mr. Walter J. Weekes, Sr. to the Board of Directors, President and Chief Financial Officer. The Board of Black Rock appointed Kimberly S. Halvorson as Secretary of the Company. The Company plans to complete all the SEC required Filings with FINRA, OTC Markets and the State of Nevada regarding the proposed Corporate Actions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Rock Petroleum Company

/s/ Zoltan Nagy

Zoltan Nagy

Chief Executive Officer

Date: April 9, 2020

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